THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), NOR HAS IT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE.  NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON ITS CONVERSION MAY BE SOLD, TRANSFERRED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR AS OTHERWISE PERMITTED BY BORROWER, OR, IN THE OPINION OF COUNSEL SATISFACTORY TO BORROWER, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE BRIDGE NOTE
(“Note”)

CPN-__
Principal amount:	San Francisco, CA
$________	_______

For value received, the undersigned, Andover Games, LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of Ascend Acquisition Corp. (“Holder”) or its registered agent (collectively “Holder”), in lawful money of the United States of America, the principal sum of ___________ ($_____) (the “Principal”). Interest on the aggregate Principal of this Note shall accrue commencing on the date hereof until such amount is paid in full at the annual rate of the Prime Rate plus five percent (5%) (calculated on the basis of a 365 day year).  Unless paid, accelerated or converted in accordance herewith earlier pursuant to the terms hereof, said principal and accrued interest shall be due and payable on the earlier of (i) the closing (the “Merger Closing”) of the Merger transaction contemplated under and pursuant to that certain Merger Agreement and Plan of Reorganization by and among Holder, Ascend Merger Sub, Borrower and certain members of Borrower dated as of December 30, 2011 (the “Merger Agreement”), and (ii) ____________ [six months from the date of the note] (the “Maturity Date”).

1.           Payment.

1.1          Timing of Payment.

(a)    Mandatory Prepayment.  Upon the occurrence and during the continuance of an Acceleration Event (as described in Section 3 hereof) or pursuant to the terms of Section 2.1, an amount equal to the sum of the Principal and all accrued and unpaid interest on the Principal (collectively the “Prepayment Amount”) shall become due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

(b)   Payment Upon Maturity.  If no Acceleration under Section 3 hereof, or conversion under Section 2 hereof, has occurred prior to the Maturity Date, then an amount equal to the Principal and all the then-accrued and unpaid interest on the Principal shall become immediately due and payable, upon written notice of demand for repayment by Holder to Borrower.

(c)    Subject to the conversion contemplated under Section 2, the unpaid principal and interest outstanding under this Note may be prepaid by Borrower.

1.2          Holiday Calculation.  If any payment on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of Delaware, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

1.3          Prime Rate.  For purposes hereof, ““Prime Rate” as of a particular date shall mean the prime rate of interest as published on that date in the Wall Street Journal and generally defined therein as “the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.”  If the Wall Street Journal is not published on a date for which the Prime Rate must be determined, then the Prime Rate shall be the prime rate published in the Wall Street Journal on the nearest-preceding date on which the Wall Street Journal was published.  If the Wall Street Journal no longer publishes a prime rate, then the Board shall select a substitute index.

2.           Conversion.

2.1          Optional Conversion Right or Mandatory Prepayment of Holder in a Qualified Financing.

(a)           Optional Conversion or Prepayment Right of Holder.  In the event that the Company consummates, prior to the Maturity Date, an equity financing pursuant to which it sells units or, if converted to a corporation, shares of stock of the Company (the “Equity Securities”) with an aggregate sales price of not less than $2,000,000, excluding the indebtedness which is converted into Equity Securities under this Note, and with the principal purpose of raising capital, or such lesser amount as is agreed to in writing between the Company and Holder (a “Qualified Financing”), then Holder shall have the right, but not the obligation, either (i) to require that the outstanding principal amount of and all accrued interest under this Note (the “Indebtedness”) automatically convert into a number of units/shares of Equity Securities equal to the quotient obtained by dividing (x) the Indebtedness by (y) a price per unit/share equal to 80% of the price per unit/share price of the Equity Securities, rounded down to the nearest whole unit/share, or (ii) demand by written notice to Borrower that an amount equal to the Prepayment Amount be due and payable by Borrower to Holder.

(b)           Optional Conversion Procedure.  Before the Holder shall be entitled to convert this Note into Equity Securities pursuant Section 2.1(a), it shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to Section 2.1, and shall state therein the name or names in which the certificate or certificates for units/shares of Equity Securities are to be issued, if such units are then certificated, as the case may be.  The Company shall, as soon as practicable thereafter, issue and deliver to the Holder a certificate or certificates for the number of units/shares of Equity Securities to which the Holder shall be entitled upon conversion, if in the case of units, such units are then certificated (bearing such legends as are required by the applicable Equity Securities purchase agreement, and applicable state and federal securities laws in the opinion of counsel to the Company), and any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described in Section 2.2.  The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the person or persons entitled to receive the units/shares upon such conversion shall be treated for all purposes as the record holder or holders of such shares of units/stock as of such date.

2.2          Payment for Fractional Shares/Units.  No fractional units/shares shall be issued upon conversion of this Note.  In lieu of any fractional units/shares to which the holder would otherwise be entitled, the Borrower shall pay cash equal to the product of such fraction multiplied by the unit/share price (subject to adjustment for units splits, dividends, and recapitalizations).

3.           Acceleration Events.  Any of the following events are “Acceleration Events”:

3.1          Other than the Merger Closing or similar transaction effected pursuant to the Merger Agreement, a liquidation, dissolution, or winding up of Borrower, whether voluntary or involuntary and under this Section 3.1, the following events shall be not be considered a liquidation: (i) any consolidation or merger of Borrower with or into any other corporation or other entity or person, or any other corporate reorganization, in which the unit holders of Borrower immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of Borrower’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which Borrower is a party in which in excess of fifty percent (50%) of Borrower’s voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of Borrower; or (ii)  any transaction or series of related transactions, other than the Offering, in which more than fifty percent (50%) of the voting power of the Borrower is disposed.

3.2          Borrower's breach of the obligation to pay any material amount payable hereunder on the date that it is due and payable; or

3.3          Borrower's institution of proceedings against it, or Borrower's filing of a petition or answer or consent seeking reorganization or release, under the federal Bankruptcy Code, or any other applicable federal or state law relating to creditor rights and remedies, or Borrower's consent to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Borrower or of any substantial part of its property, or Borrower's making of an assignment for the benefit of creditors, or the taking of corporate action in furtherance of such action.

4.           Representations of Holder.

4.1          Authority. Holder represents that it has full right, power and authority to enter into the transactions contemplated by this Note and to perform his obligations hereunder.  This Note, when executed and delivered by the Holder, will constitute a valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the enforcement of creditor's rights and the availability of the remedy of specific performance.

                4.2         Purchase Entirely for Own Account.  This Note is issued in reliance upon Holder’s representation to the Borrower and Holder hereby confirms, that this Note is acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  By countersigning this Note, Holder further represents and warrants that Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to this Note.

4.3          Disclosure of Information.  The Holder represents that it has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of this Note, the properties, prospects and financial condition of the Borrower.

4.4          Accredited Investor.  The Holder represents and warrants that it is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Securities and Exchange Commission.  The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Borrower.  The Holder understands that an investment in the Borrower entails a very high degree of risk and there can be no assurance that the Borrower will be successful.

4.5          Economic Risk; Disclosure.  The Holder recognizes and understands that an investment in the securities acquired pursuant to this Agreement is highly speculative and involves substantial economic risk.  The Holder further acknowledges that it is able to fend for itself in the transactions contemplated by this Note and has the ability to bear the economic risks of its investment pursuant to this Agreement, including a complete loss of such investment.  The Holder acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Borrower with its officers.

4.6          Investment Experience.  The Holder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in its Securities.  The Holder understands that an investment in the Borrower entails a very high degree of risk and there can be no assurance that the Borrower will be successful.  The Holder also represents and warrants it has not been organized for the purpose of acquiring this Note and the Equity Securities that may be issuable upon conversion thereof.

5.           No Other Indebtedness.  While any part of the Indebtedness under this Note remains unpaid and outstanding, the Company shall not, without the prior written consent of the Holder, create, incur, or have outstanding any indebtedness for borrowed money.

6.            Miscellaneous Provisions.

6.1          Notices.  All notices which any party to this Note may be required or may desire to serve on any other party shall be in writing and may be delivered by personal service, sent by facsimile with confirmation of receipt or sent by registered or certified mail, return receipt requested, with postage thereon fully prepaid.  Service of any such notice made by mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time.  Any such communications to the holder of record shall be sent to the address appearing on the books of the Borrower.

6.2          Entire Agreement.  This Note constitutes the entire agreement and understanding among the parties with regard to its subject matter, is a complete and exclusive statement of the terms and conditions thereof, and supersedes, merges, and renders void any and all prior agreements or understandings among them relating to the same subject matter.

6.3          Waiver; Investor’s Rights.  No waiver of any term, provision or condition of this Note, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Note, unless such waiver so provides expressly by its terms.  In any action on this Note, Holder need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Holder to be a true and correct copy of this Note in all material respects.

6.4          Assignment; Binding on Successors and Assigns.  This Note shall not be assigned, transferred or otherwise conveyed by either party, except with the prior written consent of the non-transferring party.  This Note and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the successors and permitted assigns of the parties.

6.5          Survival.  The representations and warranties given herein shall survive the execution of this Note.

6.6          Headings; Governing Law.  The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note. This Note shall be interpreted under the laws of the State of Delaware (without giving effect to the conflict of law principles thereof) as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware

6.7          Severability.  Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provisions of this Note.

6.8          Amendment Provisions.  This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Holder.

6.9          Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly caused this Note to be signed in its name and on its behalf by its duly authorized officer as of the date hereinabove written.

ANDOVER GAMES, LLC
a Delaware limited liability company

By:
Name:	Craig dos Santos
Title:	CEO

AGREED AND ACCEPTED:

ASCEND ACQUISITION CORP.
a Delaware corporation

By:
Name:	Jonathan Ledecky
Title:	Chief Executive Officer